EXHIBIT 99.1

Shockwave Medical Reports Second Quarter 2021 Financial Results

SANTA CLARA, Calif., Aug. 09, 2021 (GLOBE NEWSWIRE) -- Shockwave Medical, Inc. (Nasdaq: SWAV), a pioneer in the development and commercialization of Intravascular Lithotripsy (IVL) to treat complex calcified cardiovascular disease, today reported financial results for the three months ended June 30, 2021.

Recent Highlights

  Recognized revenue of $55.9 million for the second quarter of 2021, representing an increase of 444% from the same period in 2020
  Granted approval for a Transitional Pass-Through (TPT) payment for Shockwave C2 Coronary IVL device, which became effective July 1, 2021 for procedures in the outpatient setting
  Featured in three publications in the Journal of the American College of Cardiology: Cardiovascular Interventions (JACC CI), which supported the clinical safety and efficacy of Shockwave Intravascular Lithotripsy
  Granted New Technology Add-On Payment (NTAP) for coronary IVL, which will become effective October 1, 2021 for procedures in the inpatient setting

"Our second quarter results reflect the continued hard work and perseverance of our teams across the globe in not only launching our Shockwave C2 device in the United States, but in achieving exceptional results across our entire product portfolio and operational infrastructure throughout the Shockwave organization.   Our business showed substantial growth, despite the challenges related to the COVID-19 pandemic," said Doug Godshall, President and Chief Executive Officer of Shockwave Medical. “The growing clinical acceptance of IVL continues to validate the importance of IVL for our customers and their patients and for the treatment of calcified arterial disease.”

Second Quarter 2021 Financial Results

Revenue for the second quarter of 2021 was $55.9 million, a 444% increase from $10.3 million in the second quarter of 2020. The growth was primarily driven by the launch of the coronary product, Shockwave C2, in the United States in February, increased adoption of Shockwave products, and the continued recovery from the trough of the COVID-19 pandemic impact in 2020.

Gross profit for the second quarter of 2021 was $46 million compared to $6.7 million for the second quarter of 2020. Gross margin for the second quarter of 2021 was 82%, as compared to 65% in the second quarter of 2020. Contributors to gross margin expansion included the launch of Shockwave C2 in the United States and continued improvements in manufacturing productivity and process efficiencies.

Total operating expenses for the second quarter of 2021 were $46.2 million, an 87% increase from $24.7 million in the second quarter of 2020. The increase was primarily driven by salesforce expansion in the United States and higher headcount to support the growth of the business.

Net loss for the second quarter of 2021 was $0.4 million, compared to a net loss of $18.1 million in the second quarter of 2020. Net loss per share for the period was $0.01.

Cash, cash equivalents and short-term investments totaled $174.7 million as of June 30, 2021.

2021 Financial Guidance
Shockwave Medical projects revenue for the full year 2021 to range from $218 million to $223 million, which represents 222% to 229% growth over the company’s prior year revenue. This compares to previous revenue guidance of $195 million to $205 million.

Conference Call

Shockwave Medical will host a conference call at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time on Monday, August 9, 2021 to discuss its second quarter 2021 financial results. The call may be accessed through an operator by dialing (866) 795-9106 for domestic callers or (470) 495-9173 for international callers, using conference ID: 1687208. A live and archived webcast of the event will be available at https://ir.shockwavemedical.com/.

About Shockwave Medical, Inc.

Shockwave Medical is focused on developing and commercializing products intended to transform the way calcified cardiovascular disease is treated. Shockwave Medical aims to establish a new standard of care for the interventional treatment of atherosclerotic cardiovascular disease through differentiated and proprietary local delivery of sonic pressure waves for the treatment of calcified plaque, which Shockwave Medical refers to as Intravascular Lithotripsy (IVL). IVL is a minimally invasive, easy-to-use and safe way to significantly improve patient outcomes. To view an animation of the IVL procedure and for more information, visit www.shockwavemedical.com.

Forward-Looking Statements

This press release contains statements relating to our expectations, projections, beliefs, and prospects, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” and similar expressions, and the negative of these terms. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: the impact of the COVID-19 pandemic on our operations, financial results, and liquidity and capital resources, including the impact on our sales, expenses, supply chain, manufacturing, research and development activities, clinical trials, and employees; our ability to develop, manufacture, obtain and maintain regulatory approvals for, market and sell, our products; our expected future growth, including the size and growth potential of the markets for our products; our ability to obtain coverage and reimbursement for procedures performed using our products; our ability to scale our organizational culture; the impact of the development, regulatory approval, efficacy and commercialization of competing products; the loss of key scientific or management personnel; our ability to develop and maintain our corporate infrastructure, including our internal controls; our financial performance and capital requirements; and our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others. These factors, as well as others, are discussed in our filings with the Securities and Exchange Commission (SEC), including in Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC, and subsequent quarterly reports on form 10Q, and in our other reports, each as filed with the SEC. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date hereof to conform these statements to actual results or revised expectations.

Media Contact:
Rob Fletcher
rfletcher@shockwavemedical.com

Investor Contact:
Debbie Kaster
dkaster@shockwavemedical.com

SHOCKWAVE MEDICAL, INC.
Balance Sheet Data
(Unaudited)
(in thousands)

	June 30, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,268	$50,423
Short-term investments	90,478	151,931
Accounts receivable, net	24,955	11,689
Inventory	36,149	29,859
Prepaid expenses and other current assets	3,781	2,398
Total current assets	239,631	246,300
Operating lease right-of-use assets	6,825	7,568
Property and equipment, net	21,467	16,362
Equity method investment	6,750	—
Other assets	1,686	1,812
TOTAL ASSETS	$276,359	$272,042
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,633	$1,466
Term notes, current portion	4,125	3,300
Accrued liabilities	28,317	19,942
Lease liability, current portion	920	873
Total current liabilities	35,995	25,581
Lease liability, noncurrent portion	6,911	7,488
Term notes, noncurrent portion	12,833	13,319
Related party contract liability, noncurrent portion	12,273	—
TOTAL LIABILITIES	68,012	46,388
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	35	35
Additional paid-in capital	476,001	469,283
Accumulated other comprehensive income	10	9
Accumulated deficit	(267,699)	(243,673)
TOTAL STOCKHOLDERS’ EQUITY	208,347	225,654
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$276,359	$272,042

SHOCKWAVE MEDICAL, INC.
Statement of Operations Data
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$55,908	$10,286	$87,808	$25,483
Cost of revenue:
Cost of product revenue	9,934	3,592	17,826	9,243
Gross profit	45,974	6,694	69,982	16,240
Operating expenses:
Research and development	11,815	8,101	22,092	19,991
Sales and marketing	25,713	11,206	49,705	21,617
General and administrative	8,626	5,398	15,852	11,622
Total operating expenses	46,154	24,705	87,649	53,230
Loss from operations	(180)	(18,011)	(17,667)	(36,990)
Share in net loss of equity method investment	—	—	(5,523)	—
Interest expense	(318)	(306)	(630)	(583)
Other income (expense), net	146	220	(89)	724
Net loss before taxes	(352)	(18,097)	(23,909)	(36,849)
Income tax provision	73	21	117	44
Net loss	$(425)	$(18,118)	$(24,026)	$(36,893)
Net loss per share, basic and diluted	$(0.01)	$(0.56)	$(0.69)	$(1.16)
Shares used in computing net loss per share, basic and diluted	35,030,036	32,156,476	34,914,361	31,900,259